Exhibit 99.1

Waters Corporation Second Quarter 2003 Earnings Per Diluted Share Up
18%

    MILFORD, Mass.--(BUSINESS WIRE)--July 22, 2003--Waters Corporation (NYSE/WAT) reported today second quarter 2003 sales of $232 million, an increase of 7% when compared to sales reported of $217 million in the second quarter of 2002. Sales for the quarter benefited from the positive effects of currency translation and were flat with the prior year's result on an organic basis. Quarterly earnings per diluted share were $0.33, an increase of 18% over earnings per diluted share of $0.28 in 2002.
    Commenting on the quarter Douglas Berthiaume, Chairman, President and Chief Executive Officer said, "This quarter's results highlight the underlying strengths of our business, especially the combination of our strong international presence and our broad appeal to customers both within and outside of life science market segments. Despite a slowdown in our research mass spectrometry product lines we were able to meet our earnings projections primarily through steady overall HPLC growth, our global presence and prudent expense management. Excluding an expected litigation settlement, free cash flow was strong this quarter.
    Looking toward the second half of the year, although we expect a continuation of cautious spending by our life science customers, we are encouraged by the positive reception to our new Quattro Premier
(TM) tandem quadrupole instrument and the continued strength of our non-life science businesses."
    As communicated in a prior press release, Waters Corporation will webcast its second quarter 2003 financial results conference call this morning, July 22, 2003, at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info , choose Investor Relations and click on the Live Webcast. A replay of the call will be available from today through July 28, 2003, similarly by webcast, and also by phone at 402-220-9782.
    Waters Corporation holds worldwide leading positions in three complementary analytical technologies - high performance liquid chromatography (HPLC), mass spectrometry (MS) and thermal analysis
(TA). These markets account for $4.4 billion of the overall $20 billion analytical instrument market.

    CAUTIONARY STATEMENT

    This release contains "forward-looking" statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words, "believes", "anticipates", "plans", "expects", "intends", "appears", "estimates", "projects", and similar expressions are intended to identify forward looking statements. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons including and without limitation: loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company's healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company's products, the short-term effect on sales and expenses as a result of the formerly announced combination of the Waters and Micromass sales, service and distribution organizations, and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, which "Risk Factors" discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company's estimates as of the date of this press release and should not be relied upon as representing the Company's estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.



                  Waters Corporation and Subsidiaries
                 Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)


                                Three Months Ended  Six Months Ended
                                     June 30             June 30
                                  2003     2002        2003     2002

Net sales                       231,752  217,192     452,751  417,533
Cost of sales                    95,488   90,600     189,699  175,234

  Gross profit                  136,264  126,592     263,052  242,299

Selling, general and
 administrative expenses         68,679   65,421     130,290  121,137
Research and development
 expenses                        13,790   12,643      27,350   24,923
Purchased intangibles
 amortization                     1,027      922       2,055    1,837
Litigation provisions (A)             -        -       1,500    2,800
Loss on disposal of business (B)      -        -       5,031        -
Restructuring and other unusual
 charges (C)                          -        -       1,214        -

  Operating income               52,768   47,606      95,612   91,602

Other income, net                     -      116           -      116
Interest income, net              1,904    1,500       2,729    2,878
  Income from operations before
   income taxes                  54,672   49,222      98,341   94,596

Provision for income taxes       12,574   11,321      22,266   21,645
  Income before cumulative
   effect of change in
    accounting principle         42,098   37,901      76,075   72,951

Cumulative effect of change in
 accounting principle (D)             -        -           -   (4,506)
  Net income                     42,098   37,901      76,075   68,445


Income per basic common share:
  Net income before cumulative
   effect of accounting
    principle change               0.34     0.29        0.61     0.56
  Cumulative effect of change
   in accounting principle (D)        -        -           -    (0.03)
    Net income                     0.34     0.29        0.61     0.52


Income per diluted common
 share:
  Net income before cumulative
   effect of accounting
    principle change               0.33     0.28        0.59     0.53
  Cumulative effect of change
   in accounting principle (D)        -        -           -    (0.03)
    Net income                     0.33     0.28        0.59     0.50


Weighted average number of
 basic common shares            123,610  131,510     124,925  131,264

Weighted average number of
 diluted common shares
  and equivalents               128,252  136,778     129,483  137,004


(A) The results for the six months ended June 30, 2003 include a $1.2 million provision for an environmental matter with the Commonwealth of Massachusetts.

(B) The results for the six months ended June 30, 2003 include a loss on disposal of the inorganic mass spectrometry product line.

(C) The results for the six months ended June 30, 2003 include restructuring and other incremental costs incurred in relation to the Company's reorganization of the HPLC and mass spectrometry businesses, and restructuring charges relating to the acquisition of the rheology business of Rheometric Scientific, Inc.

(D) Effect at January 1, 2002 of a change in accounting method for patent related costs.



                  Waters Corporation and Subsidiaries
                 Consolidated Statements of Operations
                 (In thousands, except per share data)


                                         (Unaudited)      (Unaudited)
                                        Three Months      Six Months
                                            Ended           Ended
                                           June 30         June 30
                                         2003   2002      2003  2002

Reconciliation of income per diluted
 share, in accordance with generally
 accepted accounting principles, with
 pro-forma results:

Income per diluted share before
 cumulative effect of change in
   accounting principle                   0.33   0.28     0.59   0.53

Adjustment for litigation provisions,
 net of tax                                  -      -    1,155  2,044
Income per diluted share effect              -      -     0.01   0.01

Adjustment for restructuring and other
 unusual charges, net of tax                 -      -      935      -
Income per diluted share effect              -      -     0.01      -

Loss on disposal of business, net of
 tax                                         -      -    3,522      -
Income per diluted share effect              -      -     0.03      -

Other expense, write down of certain
 investments, net of tax                     -      -        -    (89)
Income per diluted share effect              -      -        -  (0.00)


Pro-forma income per diluted share:       0.33   0.28     0.63   0.55


The pro-forma income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies those items management has excluded as non- operational activities or transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.

                  Waters Corporation and Subsidiaries
                 Condensed Consolidated Balance Sheets
                     (In thousands and unaudited)



                                     June 30, 2003   December 31, 2002


Cash and cash equivalents               283,043           263,312
Restricted cash                               0            49,944
Accounts receivable                     192,346           196,273
Inventories                             122,930           130,241
Other current assets                     18,457            13,341
   Total current assets                 616,776           653,111

Property, plant and equipment, net      107,670           100,329
Other assets                            284,997           255,478
   Total assets                       1,009,443         1,008,918


Notes payable and debt                  115,838             2,665
Accounts payable and accrued expenses   261,816           315,521
   Total current liabilities            377,654           318,186

Other long-term liabilities              26,748            25,422
   Total liabilities                    404,402           343,608

Total equity                            605,041           665,310
   Total liabilities and equity       1,009,443         1,008,918


    CONTACT: Waters Corporation
             Gene Cassis, 508/482-2349